UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 15, 2006 (March 9, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adoption of 2006 Executive Bonus Plan

On March 9, 2006, the Board of Trustees of Glimcher Realty Trust (the “Registrant”) approved, at the recommendation of the Executive Compensation Committee (the “Committee”), its 2006 Executive Bonus Plan (the “Plan”) for its senior executive officers, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K). The Plan establishes the percentage targets for bonus payments to such officers for performance incentives reached during fiscal year 2006. The chart below illustrates the percentage of base salary for bonuses under the Plan for the listed senior executive positions (an “Eligible Participant”) within the Registrant’s management structure:

Position	Bonus Payment Percentage
President & Chief Executive Officer	60% of base salary
Executive Vice President & Chief Operating Officer	30% of base salary
Executive Vice President / General Counsel	30% of base salary
Senior Vice President / Chief Financial Officer	20% of base salary
Senior Vice President, Development & Construction	20% of base salary
Senior Vice President, Leasing & Asset Mgmt.	20% of base salary
Senior Vice President, Dir. of Leasing	20% of base salary
Senior Vice President, Development	20% of base salary

If the Registrant achieves or exceeds specified per share growth targets for Funds From Operations (“FFO”) and the Eligible Participant achieves certain established individual performance goals then an Eligible Participant would qualify to receive between 50-150% of their bonus payment amount under the Plan. Under the Plan, the FFO target and an Eligible Participant’s individual goals are weighted; the FFO target under the Plan is weighted 70% and an Eligible Participant’s achievement of individual goals is weighted 30%. Actual awards under the Plan may vary based on the Registrant achieving, exceeding, or failing to meet the pre-established FFO targets as well as the Eligible Participant achieving, exceeding, or failing to meet individual performance goals during the 2006 fiscal year.

FFO is a supplemental measure of the Registrant's operating performance as it is a recognized metric used extensively by the real estate industry, in particular, real estate investment trusts. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles ("GAAP")), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. The Registrant's FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts. FFO does not represent cash flow from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Registrant's financial performance or to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Registrant's liquidity, nor is it indicative of funds available to fund the Registrant's cash needs, including its ability to make cash distributions.

Item 9.01 Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 15, 2006	/s/ Mark E. Yale
Mark E. Yale Senior Vice President, Chief Financial Officer & Treasurer